Exhibit 99.1

Universal Display Contact:
Darice Liu
investor@oled.com
media@oled.com
609-671-0980 x570

BOE Technology Group and Universal Display Corporation Enter into Long-Term OLED Agreements

Ewing, New Jersey – December 7, 2017 – Universal Display Corporation (Nasdaq: OLED), enabling energy-efficient displays and lighting with its UniversalPHOLED® technology and materials, today announced the signing of long-term OLED Agreements with BOE Technology Group Co., Ltd. (京东方), a global leader in semiconductor display industry as well as an IoT company providing intelligent interface products and professional services for information interaction and human health.

Under the agreements, UDC will supply phosphorescent OLED materials to BOE Technology for use in its products through its wholly-owned subsidiary UDC Ireland Limited, together propelling the development of the OLED industry.

“We are extremely pleased to extend our strong partnership with BOE Technology, and enter into these long-term agreements,” said Steven V. Abramson, President and Chief Executive Officer of Universal Display. “BOE has paved extraordinary paths in the display market, fortified its position as a leading global manufacturer and propelled China to be a major force in the display landscape. Continuing to stretch the frontiers of the extraordinarily dynamic display industry, BOE recently commenced mass production of

China’s first Gen 6 flexible AMOLED production line in Chengdu and its other Gen 6 flexible AMOLED line in Mianyang is slated for production in 2019. As a key enabler of highly-efficient, cost-effective and proprietary phosphorescent OLED technology and material solutions, we look forward to further strengthening our innovative collaborations with BOE.”

About BOE Technology Group Co., Ltd. (京东方)

Founded in Beijing, April 1993, BOE Technology Group Co., Ltd. is a world leader in semiconductor display industry, as well as an IoT company providing intelligent interface products and professional services for information interaction and human health. BOE’s three core businesses are Display and Sensor Devices, Smart Systems and Healthcare Services. BOE’s display products are widely used in a broad spectrum of applications such as mobile phone, tablet, notebook, monitor, TV, vehicle display, digital information display, healthcare, finance and wearable devices. According to the market data as of 2017 Q3, BOE’s global market share of TFT-LCD panels for mobile phone, tablet and notebook rank No.1, panels for monitor and TV rank No.2. Smart Systems provide IoT integrated solutions for various industries such as new retail, transportation, finance, education, art, medical care, etc. Healthcare Services combine medicine and life science, and is committed to developing mobile healthcare, digital hospitals, regenerative medicine and integrating BOE healthcare park resources.

About Universal Display Corporation

Universal Display Corporation (Nasdaq: OLED) is a leader in developing and delivering state-of-the-art, organic light emitting diode (OLED) technologies, materials and services to the display and lighting industries.  Founded in 1994, the Company currently owns or has exclusive, co-exclusive or sole license rights with respect to more than 4,500 issued and pending patents worldwide.  Universal Display licenses its proprietary technologies, including its breakthrough high-efficiency UniversalPHOLED® phosphorescent OLED technology that can enable the development of low power and eco-friendly displays and solid-state lighting.  The Company also develops and offers high-quality, state-of-the-art UniversalPHOLED materials that are recognized as key ingredients in the fabrication of OLEDs with peak performance.  In addition, Universal Display delivers innovative and customized solutions to its clients and partners through technology transfer, collaborative technology development and on-site training.

Universal Display Corporation and the Universal Display Corporation logo are trademarks or registered trademarks of Universal Display Corporation.  All other company, brand or product names may be trademarks or registered trademarks.

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All statements in this document that are not historical, such as those relating to Universal Display Corporation’s technologies and potential applications of those technologies, the Company’s expected results, as well as the growth of the OLED market and the Company’s opportunities in that market, are forward-looking financial statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this document, as they reflect Universal Display Corporation’s current views with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated. These risks and uncertainties are discussed in greater detail in Universal Display Corporation’s periodic reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission, including, in particular, the section entitled “Risk Factors” in Universal Display Corporation’s annual report on Form 10-K for the year ended December 31, 2016. Universal Display Corporation disclaims any obligation to update any forward-looking statement contained in this document.

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